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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-53822 and 33-81500 of AM Communications, Inc. on Form S-8 of our report dated June 26, 1995, appearing in this Annual Report of AM Communications, Inc. on Form 10-KSB for the fiscal year ended March 30, 1996.





Philadelphia, PA
June 27, 1996


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KPIWG Peat Marwick LLP

     1600 Market Street

     Philadelphia, PA 19103-7212



Consent of Independent Auditors


The Board of Directors
AM Communications, Inc.:



We consent to incorporation by reference in the registration statements on Form S-8 (No.33-53822 and No.33-81500) of AM Communications, Inc. of our report dated June 21, 1996, relating to the balance sheet of AM Communications, Inc. as of March 30, 1996, and the related statements of operations, stockholders' equity, and cash flows for the year ended March 30, 1996, which report is included in the March 30, 1996 Annual Report on Form 10-KSB of AM Communications, Inc.





Philadelphia, Pennsylvania
June 21, 1996